      As filed with the Securities and Exchange Commission on July 17, 2000

                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   FOCAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                       94-3142791
(State or Other Jurisdiction of                        (I.R.S. Employer
Incorporation or Organization)                       Identification Number)

FOUR MAGUIRE ROAD, LEXINGTON, MASSACHUSETTS                 02421
(Address of Principal Executive Offices)                  (Zip Code)

                            1999 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                               ROBERT J. DEPASQUA
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                   FOCAL, INC.
                                FOUR MAGUIRE ROAD
                               LEXINGTON, MA 02421
                     (Name and Address of Agent for Service)

                                 (781) 280-7800
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

                                    Proposed     Proposed
     Title of                        Maximum     Maximum
    Securities          Amount       Offering    Aggregate        Amount of
      to be             to be         Price      Offering       Registration
    Registered        Registered    Per Share     Price              Fee
--------------------------------------------------------------------------------

Common Stock,  $.01      650,000     $3.03(1)   $1,969,500(1)       $520
par value per share      shares
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the common stock as reported on the Nasdaq National Market on July 11, 2000.

                     STATEMENT OF INCORPORATION BY REFERENCE

         Except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-84753, relating to the Registrant's 1999 Stock Incentive Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lexington, Massachusetts on July 17, 2000.

                                     FOCAL, INC.

                                     By:  /s/ Robert J. DePasqua
                                          --------------------------------------
                                          Robert J. DePasqua
                                          President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of Focal, Inc. hereby severally constitute and appoint Robert J. DePasqua and Steven D. Singer, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Focal, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or either of them, to said Registration Statement and any and all amendments thereto.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

   Signature                           Title                         Date
   ---------                           -----                         ----

/s/ Donald A. Grilli
------------------------------- Chairman of the Board              July 17, 2000
Donald A. Grilli


/s/ Robert J. DePasqua          President and Chief Executive      July 17, 2000
------------------------------- Officer (Principal Executive
Robert J. DePasqua              Officer) and Director

/s/ Harry R. Trout III          Acting Chief Financial Officer
------------------------------- (Principal Financial Officer and   July 17, 2000
Harry R. Trout III              Principal Accounting Officer)

/s/ Henry Brem, M.D.            Director                           July 17, 2000
-------------------------------
Henry Brem, M.D.

/s/ Janet Effland               Director                           July 17, 2000
-------------------------------
Janet Effland

/s/ Robert Langer, Ph.D.        Director                           July 17, 2000
-------------------------------
Robert Langer, Ph.D.

                                Director                           _______, 2000
-------------------------------
Jesse I. Treu, Ph.D.

                                  EXHIBIT INDEX

Exhibit
 Number                             Description
--------                         -----------------

4.1 (1)   Restated Certificate of Incorporation of the Registrant.

4.2 (1)   By-Laws of the Registrant, as amended.

4.3 (1)   Specimen Stock Certificate of Common Stock of the Registrant.

4.4 (1)   Preferred Shares Rights Agreement between the Registrant and Norwest
          Bank Minnesota, N.A.

5        Opinion of Hale and Dorr LLP, counsel to the Registrant.

23.1     Consent of Hale and Dorr LLP (included in Exhibit 5).

23.2     Consent of Ernst & Young LLP, independent auditors.

24       Power of Attorney (included in the signature pages of this Registration
         Statement).

(1) Incorporated herein by reference to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-38379).